SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K /A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

July 31, 2015

Date of Report (Date of Earliest Event Reported)

MediJane Holdings Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2011 Ken Pratt Boulevard, Suite 210 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

(855) 933-3499

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 31, 2015, the Company entered into an exchange agreement with Phoenix Bio Pharmaceuticals Corporation.  Under this exchange offer, the Company will exchange the 276,000,000 common shares held by Phoenix Bio for 2,000,000 Series B preferred shares of the Company, which will reduce the amount of common shares outstanding to 182,892,294.

Series B preferred shares have a par value of $0.0001, and are convertible into common shares at a rate of 100 common shares per preferred share.  Series B preferred shares are entitled to cast 500 votes for each preferred share owned.  Series B preferred shares are senior to common shares with respect to the right to participate in distributions or payments in the event of any liquidation, dissolution, or winding up of the Company, and holders of Series B preferred shares are entitled to receive a preferred return equal to the purchase price paid for such Series B preferred stock.

Holders of Series B preferred shares are entitled to preemptive rights to purchase stock in future offerings, and have the right to register their unregistered stock when either the Company or another investor initiates a registration of the Company’s securities.  Holders do not have the right of co-sale, and are not required to sell all of their Series B preferred shares on the same terms or conditions of a co-sale by a majority shareholder.  If any Series B preferred shareholder wishes to sell, transfer or otherwise dispose of any or all of their Series B preferred shares, the other Series B preferred shareholders shall not have a prior right to buy such Series B preferred shares.

On August 14, 2015, the 276,000,000 common shares were returned to the Company.

Item 3.02 – Unregistered Sales of Equity Securities

On November 4, 2015, the Company issued the 2,000,000 Series B preferred shares to Phoenix Bio Pharmaceuticals Corporation, as described above.  These shares are exempt from registration under Section 4(a)(2).  Phoenix Bio Pharmaceuticals Corporation has enough knowledge to be considered a sophisticated investor, they have access to the type of information normally provided in a prospectus for a registered securities offering, and have agreed not to resell or distribute the securities to the public.

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1 – Exchange agreement between MediJane Holdings Inc. and Phoenix Bio Pharmaceuticals Corporation, dated July 31, 2015.   Incorporated by reference to the Form 8-K filed September 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MediJane Holdings Inc.

By:      /s/ Lewis “Spike” Humer

Lewis “Spike” Humer

Interim Chief Executive Officer

Dated:   November 18 , 2015

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